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                                   Exhibit 21

HUDSON HOTELS CORPORATION

LIST OF SUBSIDIARIES

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                                      STATE OF INCORPORATION OR
NAME                                          ORGANIZATION                           DOING BUSINESS AS
----                                  -------------------------                      -----------------
Watertown Hotel Corp.                        New York                         Watertown Hotel Corp.
Delray Beach Hotel Corp.                     New York                         Delray Beach Hotel Corp.
Brookwood Funding Corp.              New York                                 Brookwood Funding Corp.
950 Jefferson Hotel Corp.            New York                                 950 Jefferson Hotel Corp.
Victor Hotel Corp.                           New York                         Victor Hotel Corp.
Canandaigua Hotel Corp.                      New York                         Canandaigua Hotel Corp.
Hudson Tonawanda Corp.               New York                                 Hudson Tonawanda Corp.
HHC Management Corp.                         New York                         HHC Management Corp.
Hudson Hotels Properties Corp.               New York                         Hudson Hotels Properties Corp.
HH Properties-Southwest, Inc.                New York                         HH Properties-Southwest, Inc.
HH Properties-Tonawanda, Inc.                New York                         HH Properties-Tonawanda, Inc.
HH Properties-I, Inc.                        New York                         HH Properties-I, Inc.
HH Properties-II, Inc.                       New York                         HH Properties-II, Inc.
Ridge Road Hotel Corp.                       New York                         Ridge Road Hotel Corp.
HH Transit Management, Inc.                  New York                         HH Transit Management, Inc.
HH Bridge G.P., Inc.                         Virginia                         HH Bridge GP, Inc.


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